                                                                   Exhibit 99.12

                                 May 17, 2000


Independence Square Income Securities, Inc.
One Aldwyn Center
Villanova, PA 19085

BlackRock Funds(SM)
Bellevue Park Corporate Center
400 Bellevue Parkway
Wilmington, DE 19809

          Re: Agreement and Plan of Reorganization by and between Independence Square Income Securities, Inc. and BlackRock
               ---------------------------------------------------------
               Funds(SM)
               ---------

Dear Ladies and Gentlemen:

          You have asked for our opinion as to certain Federal income tax consequences of the transactions contemplated in the above-referenced Agreement and Plan of Reorganization (the "Reorganization Agreement").

Background
----------

          Independence Square Income Securities, Inc. (the "Transferor Fund") is a closed-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "Act"). BlackRock Funds(SM) ("BlackRock") is an open-end management investment company registered with the SEC under the Act. BlackRock has several portfolios, one of which is the High Yield Bond Portfolio (the "Surviving Fund").

          On this date, it is contemplated that the Transferor Fund will transfer all of its assets and liabilities to the Surviving Fund in exchange for Series B Investor Shares of the Surviving Fund. The Transferor Fund will then distribute the Series B Investor Shares to the shareholders of the Transferor Fund in exchange for all outstanding shares of the Transferor Fund, and the existence of the Transferor Fund will be terminated. All of the above steps constitute the "Transactions."

          For purposes of this opinion, we have relied on certain written representations of Officers of the Transferor Fund and BlackRock, copies of which are attached hereto, and have assumed such representations to be true. We have also assumed that the Reorganization Agreement in the form included as Appendix A to the

Combined Prospectus/Proxy Statement (the "Proxy Statement"), which is part of the Registration Statement (the "Registration Statement") as filed with the SEC on Form N-14, has been duly authorized by the parties and approved by the shareholders of the Transferor Fund, and the appropriate documents have been filed with the appropriate government agencies.


Conclusions
-----------

          Based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Department regulations in effect as of the date hereof, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions, and upon the assumptions and representations referred to herein and the documents provided to us by you (including the Proxy Statement and the Reorganization Agreement), it is our opinion for Federal income tax purposes that:

          (i) the acquisition of the assets and assumption of the liabilities of the Transferor Fund by the Surviving Fund in return for Series B Investor Shares of the Surviving Fund followed by the distribution of such shares to the shareholders of the Transferor Fund, as provided in the Reorganization Agreement, will constitute a "reorganization" within the meaning of section 368(a)(1)(C) or 368(a)(1)(D) of the Code, and each such Fund will be "a party to the reorganization" within the meaning of section 368(b) of the Code;

          (ii) in accordance with sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by the Transferor Fund as a result of the Transactions;

          (iii) in accordance with section 1032(a) of the Code, no gain or loss will be recognized by the Surviving Fund as a result of the Transactions;

          (iv) in accordance with section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of the Transferor Fund upon the receipt of the Series B Investor Shares of the Surviving Fund in exchange for their shares of the Transferor Fund;

          (v) in accordance with section 358(a)(1) of the Code, the tax basis of the Series B Investor Shares of the Surviving Fund received by the shareholders of the Transferor Fund will be the same as the tax basis of the shares of the Transferor Fund exchanged therefor in the Transactions;

          (vi) in accordance with section 362(b) of the Code, the tax basis of the assets received by the Surviving Fund in the Transactions will be the same as the tax basis of such assets in the hands of the Transferor Fund immediately before the Transactions;

          (vii) in accordance with section 1223(1) of the Code, the holding period of the Series B Investor Shares of the Surviving Fund received by the shareholders of the Transferor Fund will include the holding period of the shares of the Transferor Fund exchanged therefor, provided that at the time of the exchange the shares of the Transferor Fund were held as capital assets;

          (viii) in accordance with section 1223(2) of the Code, the holding period of the Surviving Fund with respect to the assets acquired in the Transactions will include the period during which such assets were held by the Transferor Fund; and

          (ix) in accordance with section 381(a) of the Code, the Surviving Fund will succeed to the tax attributes of the Transferor Fund described in section 381(c) of the Code.

          This opinion represents our best legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court concerning the issues. We express no opinion relating to any Federal income tax matter except on the basis of the facts described above. Additionally, we express no opinion on the tax consequences under foreign, state or local laws. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing and proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Any such change could affect the validity of the opinion set forth above. Also, future changes in Federal income tax laws and the interpretation thereof can have retroactive effect.


                                        Very truly yours,

                                        /s/ Drinker Biddle & Reath LLP

                                        DRINKER BIDDLE & REATH LLP


WMG:SDDH

                  INDEPENDENCE SQUARE INCOME SECURITIES, INC.
                               One Aldwyn Center
                         Villanova, Pennsylvania 19085


                                 May 17, 2000

Drinker Biddle & Reath LLP
One Logan Square
18/th/ & Cherry Streets
Philadelphia, PA 19103-6996

          Re: Agreement and Plan of Reorganization by and between Independence Square Income Securities, Inc. And BlackRock
               ---------------------------------------------------------
               Funds(SM)
               ---------

Dear Ladies and Gentlemen:

          BlackRock Funds(SM) ("BlackRock") and we have requested your opinion as to certain Federal income tax matters in connection with the proposed reorganization (the "Reorganization") of Independence Square Income Securities, Inc. (the "Transferor Fund") into the High Yield Bond Portfolio of BlackRock (the "Surviving Fund") pursuant to the above-referenced Agreement and Plan of Reorganization (the "Reorganization Agreement") by and between the Transferor Fund and BlackRock, and joined for limited purposes by BlackRock Institutional Management Corporation. On this date, it is contemplated that the Transferor Fund will transfer all of its assets and liabilities to the Surviving Fund in exchange for Series B Investor Shares of the Surviving Fund. The Transferor Fund will then distribute the Series B Investor Shares of the Surviving Fund to the shareholders of the Transferor Fund in exchange for all outstanding shares of the Transferor Fund, and the existence of the Transferor Fund will be terminated. All of the above steps constitute the "Transactions." To enable you to render such opinion, we are furnishing the following representations:

          1. The Transferor Fund qualified as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended, for its most recently ended taxable year and will so qualify for its current taxable year.

          2. The Transferor Fund will transfer to the Surviving Fund assets consisting of at least 90% of the fair market value of the Transferor Fund's net assets and at least 70% of the fair market value of its gross assets immediately prior to the Transactions. For purposes of this assumption, all of the following shall be considered as assets of the Transferor Fund held immediately prior to the Transactions: (a) amounts used by the Transferor Fund to pay its expenses in connection with the Transactions and (b) all amounts used to make redemptions of or distributions on such Transferor Fund's shares (except for distributions of net investment company taxable income and net capital gains, other than net capital gains resulting from sales of assets for the purpose of satisfying investment objectives of the Surviving Fund, if any, that differ from the existing investment objectives of the Transferor Fund).

          3. The Transferor Fund will distribute the Series B Investor Shares of the Surviving Fund received in the Transactions to the Transferor Fund's shareholders in complete liquidation of the Transferor Fund and, having made such distributions, will take all necessary steps to terminate its existence.

          4. Prior to this date, the Transferor Fund has continued its historic business within the meaning of Treasury Regulations section 1.368-1(d) and has not disposed of more than fifty percent (50%) of the fair market value of its assets for the purpose of satisfying investment objectives of the Surviving Fund, if any, that differ from the existing investment objectives of the Transferor Fund.

          5. The adjusted income tax basis and the fair market value of the assets to be transferred by the Transferor Fund to the Surviving Fund each equals or exceeds the sum of the liabilities to be assumed by such Surviving Fund or to which such transferred assets are subject.

          6. There is no plan or intention by the shareholders of the Transferor Fund who own five percent (5%) or more of the Transferor Fund's stock and, to the best of the knowledge of the management of the Transferor Fund, no plan or intention on the part of the remaining shareholders of the Transferor Fund, to redeem or exchange a number of Series B Investor Shares of the Surviving Fund's stock to be received in the Transactions that would reduce the Transferor Fund shareholders' ownership of Surviving Fund stock to a number of shares having a value, as of the time of the Transactions, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of the Transferor Fund immediately prior to the Transactions. For purposes of this assumption, (a) shares of the Transferor Fund surrendered by dissenters will be treated as outstanding Transferor Fund stock immediately prior to the Transactions, and (b) shares of the Transferor Fund and the Surviving Fund held by Transferor Fund shareholders and otherwise redeemed (except for redemptions occurring in the ordinary course of the Surviving Fund's business as an open-end investment company) in anticipation of the Transactions, or subsequent to the Transactions pursuant to a plan or intention that existed at the time of the Transactions, also will be taken into account.

          7. The Transferor Fund is not under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in any Federal or State court.

          8. The liabilities of the Transferor Fund that will be assumed by the Surviving Fund and the liabilities, if any, to which the transferred assets are subject were incurred by the Transferor Fund in the ordinary course of its business.

          9. The sum of the cash paid to dissenting shareholders of the Transferor Fund pursuant to the dissenting stockholder provisions of the Maryland General Corporation Law and the liabilities of the Transferor Fund assumed by the Surviving Fund in the Transactions will not exceed 20% of the fair market value of the assets of the Transferor Fund transferred to the Surviving Fund in the Transactions.

          10. The Transactions have been proposed for the purposes set forth in the Combined Proxy Statement/Prospectus, which is part of the Registration Statement filed with the Securities and Exchange Commission.

          We understand that you will, and expressly authorize you to, rely upon each of the foregoing representations in rendering your opinion of even date herewith. We undertake to advise you promptly if we become aware of any facts or circumstances that would cause any representation that we have given to be incorrect.

                                        Very truly yours,

                                        INDEPENDENCE SQUARE INCOME
                                        SECURITIES, INC.


                                        By: /s/ Edward J. Roach
                                            -----------------------------
                                            Edward J. Roach
                                            Vice President and Treasurer

                              BLACKROCK FUNDS(SM)
                         Bellevue Park Corporate Center
                              400 Bellevue Parkway
                          Wilmington, Delaware 19809


                                 May 17, 2000


Drinker Biddle & Reath LLP
One Logan Square
18/th/ & Cherry Streets
Philadelphia, PA  19103-6996

          Re: Agreement and Plan of Reorganization by and between Independence Square Income Securities, Inc. and BlackRock
               ---------------------------------------------------------
               Funds(SM)
               ---------

Dear Ladies and Gentlemen:

          Independence Square Income Securities, Inc. (the "Transferor Fund") and we have requested your opinion as to certain Federal income tax matters in connection with the proposed reorganization (the "Reorganization") of the Transferor Fund into the High Yield Bond Portfolio (the "Surviving Fund") of BlackRock Funds(SM) ("BlackRock") pursuant to the above-referenced Agreement and Plan of Reorganization (the "Reorganization Agreement") by and between the Transferor Fund and BlackRock, and joined for limited purposes by BlackRock Institutional Management Corporation. At the Effective Time of the Reorganization (as defined in the Reorganization Agreement), it is contemplated that the Transferor Fund will transfer all of its assets and liabilities to the Surviving Fund in exchange for Series B Investor Shares of the Surviving Fund. The Transferor Fund will then distribute the Series B Investor Shares of the Surviving Fund to the shareholders of the Transferor Fund in exchange for all outstanding shares of the Transferor Fund, and the existence of the Transferor Fund will be terminated. All of the above steps constitute the "Transactions." To enable you to render such opinion, we are furnishing the following representations:

          1. The Surviving Fund qualified as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue Code of 1986, as amended, for its most recently ended taxable year and will so qualify for its current taxable year.

          2. Following the Transactions, the Surviving Fund will continue the historic business of the Transferor Fund or will use a significant portion of the Transferor Fund's historic business assets in a business. In particular, the Surviving Fund will retain at least fifty percent (50%) of the assets of the Transferor Fund immediately after the Transactions, and will retain at least thirty-three and one-third percent (33-1/3%) of the assets of the Transferor Fund for at least twelve months after the Transactions.

          3. The Surviving Fund has no plan or intention to reacquire any of its Series B Investor Shares issued in the Transactions, except in the ordinary course of business.

          4. The Surviving Fund has no plan or intention to sell or otherwise to dispose of any of the assets of the Transferor Fund acquired in the Transactions, except for dispositions made in the ordinary course of business.

          5. There is no intercorporate indebtedness between the Surviving Fund and the Transferor Fund that was issued, acquired or will be settled at a discount.

          6. The Surviving Fund does not own, and has not owned during the past five years, directly or indirectly, any stock of the Transferor Fund, except for shares of the Transferor Fund purchased by the Surviving Fund pursuant to the dissenting stockholders provisions of the Maryland General Corporation Law, which such shares will amount to no more than 1% of the outstanding shares of the Transferor Fund.

          7. The Transactions will be accomplished for the purposes set forth in the Combined Proxy Statement/Prospectus, which is part of the Registration Statement filed with the Securities and Exchange Commission.

          We understand that you will, and expressly authorize you to, rely upon each of the foregoing representations in rendering your opinion of even date herewith. We undertake to advise you promptly if we become aware of any facts or circumstances that would cause any representation that we have given to be incorrect.

                                    Very truly yours,

                                    BLACKROCK FUNDS(SM)


                                    By: /s/ Raymond J. Clark
                                        ---------------------------
                                    Title:  President

                                      -8-